Ballard Spahr Andrews & Ingersoll, LLP
                                   Suite 1900
                         Baltimore, Maryland 21202-3268
                                 (410) 528-5600

                                                              April 17, 1998

Tower Realty Trust, Inc.
292 Madison Avenue, Third Floor
New York, New York 10017

                     Re: Registration Statement on Form S-8
                         dated April 20, 1997

Ladies and Gentlemen:

     We have served as Maryland counsel to Tower Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 1,970,147 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company ("Common Stock") covered by the above-referenced Registration Statement (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued by the Company pursuant to the Company's 1997 Incentive Plan (the "Incentive Plan") and the Company's Non-Employee Directors' Incentive Plan (the "Director's Plan") and together with the Incentive Plan, the "Plans"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement, filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the related form of prospectus in the form in which it will be
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Tower Realty Trust, Inc.
April 17, 1998
Page 2

sent or given to employees of the Company in accordance with Rule
428(b)(1) under the 1933 Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by its Secretary;

     4. Resolutions adopted by the Board of Directors of the Company relating to
(i) the approval of the Incentive Plan and the Director's Plan and (ii) the issuance and registration of the Shares, certified as of a recent date by an officer of the Company;

     5. Resolutions adopted by the stockholders of the Company relating to the approval of the Plan, certified as of a recent date by an officer of the Company;

     6. A specimen of the certificate representing a share of Common Stock, certified as of a recent date by the Secretary of the Company;

     7. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     8. A certificate executed by an officer of the Company, dated the date hereof;

     9. The Incentive Plan;

     10. The Directors' Plan; and

     11. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:



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Tower Realty Trust, Inc.
April 17, 1998
Page 3

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any of the provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The Shares will not be issued in violation of any restriction or limitation contained in Article VII of the Charter.

     6. The sum of (i) all shares of Common Stock issued as of the date hereof,
(ii) any shares of Common Stock issued between the date hereof and any date on which the Shares are actually issued (not including the Shares) and (iii) the Shares will not exceed the total number of shares of Common Stock that the Company is authorized to issue.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.


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Tower Realty Trust, Inc.
April 17, 1998
Page 4

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Shares have been duly authorized for issuance pursuant to the Plans and, when and if issued and delivered against payment therefor in the manner described in the Plans, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of this 1933 Act.

                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP